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                                                                  EXHIBIT 10.16A

                       AMENDMENT TO PARTNERSHIP AGREEMENT
                                     BETWEEN
                               OLIN SUNBELT, INC.
                                       AND
                         1997 CHLORALKALI VENTURE, INC.


         THIS AMENDMENT TO PARTNERSHIP AGREEMENT is entered into as of this 23rd day of December, 1997, between Olin Sunbelt, Inc., a Delaware corporation ("OSI"), and 1997 Chloralkali Venture, Inc. ("1997 CVI"), a Delaware corporation. .

         WHEREAS, OSI and 1997 CVI entered into a Partnership Agreement dated as of August 23, 1996 as amended (the "Partnership Agreement"), pursuant to which OSI and 1997 CVI (collectively, the "Partners") established the Sunbelt Chlor Alkali Partnership, a Delaware general partnership (the "Partnership"); and

         WHEREAS, OSI and 1997 CVI desire to amend the Partnership Agreement in certain respects as set forth herein;

         NOW THEREFORE, OSI and 1997 CVI agree as follows:

         1. Section 5.03 of Article 5 is amended to read in its entirety as follows:

         SECTION 5.03 RIGHT OF ASSIGNMENT WITH SHOT GUN SALE

         The provisions of Sections 5.01 and 5.02 shall not apply to an assignment by OSI or 1997 CVI (the "Selling Partner") of its interest in the Partnership as a part of a sale involving (i) in the case of OSI, more than the Olin Plant Site, or (ii) in the case of 1997 CVI, more than Geon's LaPorte Texas facility; PROVIDED HOWEVER, that in the event of such an assignment, the Selling Partner shall notify the other partner (the "Remaining Partner") of such assignment and the Remaining Partner shall have a period of ninety (90) days after such notice to elect to notify the Selling Partner (if the assignment has not yet occurred) or the assignee of the Selling Partner's interest (if the assignment has occurred) that the Remaining Partner is triggering a Shot-Gun Sale, as set forth in Article 6 infra. Except in the event of such an assignment by the Selling Partner to an entity in the case of 1997 CVI in competition with Olin's Chlor Alkali business, and in the case of OSI in competition with Geon's PVC, VCM, or EDC businesses, the Remaining Partner will not be able to trigger the Shot-Gun sale unless after evaluating the assignee and the assignee's financial condition and business practices, the Remaining Partner concludes in its sole discretion using the utmost good faith that substituting the assignee into the partnership relationship could have a substantially detrimental impact on the Remaining Partner's present and/or future business, operations and/or relationships, taken as a whole together with those of its affiliates, pertaining to the Partnership, vis-a-vis had assignment not occurred.




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         2. Except as amended herein, all other provisions of the Partnership
Agreement remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, the Partners have executed this Amendment the day and year first written above.


                                             OLIN SUNBELT, INC.

                                             /s/ Hassan Arabghani
                                             ---------------------------------
                                             By:      Name: Hassan Arabghani
                                                      Title: Vice President

                                             1997 CHLORALKALI VENTURE, INC.

                                             /s/ Jean M. Miklosko
                                             ---------------------------------
                                             By:      Name: Jean M. Miklosko
                                                      Title: Assistant Treasurer